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                                                                  EXHIBIT 23.1



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-108890) and related Prospectus of Gaylord Entertainment Company for the registration of shares of its common stock and to the incorporation by reference therein of our report dated September 15, 2003, with respect to the consolidated financial statements of Gaylord Entertainment Company included in its Current Report on Form 8-K filed on September 18, 2003, with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP



Nashville, Tennessee
October 7, 2003